Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Verrica Pharmaceuticals Inc.:

We consent to the use of our report incorporated by reference herein.

/s/ KPMG LLP

Philadelphia, Pennsylvania

May 7, 2021